Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF FORMATION

OF

INTERNATIONAL ISOTOPES INC.

International Isotopes Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Texas Business Organizations Code, hereby certifies that:

1.

The name of the filing entity is International Isotopes Inc.

2.

The filing entity is a For-profit Corporation.

3.

The first sentence of Article IV of the Corporation's Restated Certificate of Formation is hereby amended and restated in its entirety to read as follows:

"The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Seven Hundred Fifty Five Million (755,000,000), of which (a) Seven Hundred Fifty Million (750,000,000) shares shall be designated as Common Stock, par value $.01 per share, and (b) Five Million (5,000,000) shares shall be designated as Preferred Stock, par value $.01 per share."

4.

The aforesaid amendment to the Corporation's Restated Certificate of Formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

IN WITNESS WHEREOF, International Isotopes Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, this 21st day of July, 2010.

INTERNATIONAL ISOTOPES INC.

By:  /s/ Steve T. Laflin

       Steve T. Laflin, President and CEO

RESTATED CERTIFICATE OF FORMATION

OF

INTERNATIONAL ISOTOPES INC.

International Isotopes Inc. (the "Corporation"), pursuant to the provisions of the Texas Business Organizations Code, hereby adopts the Restated Certificate of Formation which sets forth the Articles of Incorporation and supersedes the original Restated Articles of Incorporation and all amendments thereto.

The Articles of Incorporation are hereby amended and restated as follows:

ARTICLE I

The name of the Corporation is "International Isotopes Inc." (the "Corporation").

ARTICLE II

The period of duration of the Corporation is perpetual.

ARTICLE III

The purpose for which the Corporation is organized is to transact any and all lawful business for which a corporation may be incorporated under the Texas Business Organizations Code.

ARTICLE IV

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Five Hundred Five Million (505,000,000), of which (a) Five Hundred Million (500,000,000) shares shall be designated as Common Stock, par value $.01 per share, and (b) Five Million (5,000,000) shares shall be designated as Preferred Stock, par value $.01 per share.

The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

COMMON STOCK

(1) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

(2) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefore.

(3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

PREFERRED STOCK

(1) Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

(a)

The designation of such series;

(b)

The number of shares initially constituting such series;

(c)

The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;

(d)

Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

(e)

The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation;

(f)

Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

(g)

Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

(h)

Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

(i)

Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

(j)

Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

(k)

Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article IV or the limitations provided by law.

(2) Except as otherwise required by law or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

(3) The Corporation has designated up to 10,000 shares of Preferred Stock as Series A Convertible Redeemable Preferred Stock.  The designations, preferences and rights of the Series A Convertible Redeemable Preferred Stock are as set forth on Exhibit A.

(4) The Corporation has designated up to 14,300 shares of Preferred Stock as Series B Convertible Redeemable Preferred Stock.  The designations, preferences and rights of the Series B Convertible Redeemable Preferred Stock are as set forth on Exhibit B.

ARTICLE V

At each election of directors, each shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote. No shareholder shall have the right to cumulate their votes in any election of directors.

ARTICLE VI

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE VII

No holder of any shares of any class of stock of the corporation shall, as such holder, have any preemptive or preferential right to receive, purchase or subscribe to additional, unissued or treasury shares of any class of stock of the corporation, or securities, obligations or evidences of indebtedness of the corporation convertible into or carrying a right to subscribe to or purchase such shares, or any other securities that may hereafter from time to time be issued or sold by the corporation.

ARTICLE VIII

The address of the initial registered office of the corporation is 3400 Chase Tower, 600 Travis, Houston, Texas, 77002 and the name of its registered agent at such address is Curtis Ashmos.

ARTICLE IX

The number of the members of the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.  The names and address of the persons who currently service as directors until their successors are elected and qualified are:

Ralph M. Richart, M.D.

350 Shore Drive, Oakdale, NY 11769

Steve T. Laflin

4137 Commerce Circle, Idaho Falls, Idaho 83401

Christopher Grosso

480 Broadway, Suite 310, Saratoga Springs, NY 12866

ARTICLE X

The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article X. Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article X shall extend to proceedings involving the negligence of such person.

As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

ARTICLE XI

Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Ten shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these articles of incorporation; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

ARTICLE XII

Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holder or holders of shares of the Corporation having not less than a minimum of votes that would be necessary to take such action at a meeting at which the holders of all shares of the Corporation entitled to vote on the action were present and voted.

International Isotopes Inc.

By:  Steve T. Laflin

---------------------------------

Steve T. Laflin, President and CEO

EXHIBIT A

ARTICLE I

Designation, Amount, Par Value, Liquidation Value And Rank

1.1

The series of preferred stock shall be designated as Series A Convertible Redeemable Preferred Stock, (“Series A Preferred Stock” or “Preferred Stock”), and the number of shares so designated shall be up to 10,000 (which shall not be subject to increase without the consent of each of the holders of the Series A Preferred Stock (“Holders”)).  Each share of Preferred Stock, $.01 par value per share, shall have a liquidation value of $1,000 per share (the “Liquidation Value”).

1.2

The Series A Preferred Stock shall rank senior to the Junior Securities upon liquidation, dissolution or winding up.  No class of equity securities of the Company shall be senior to the Series A Preferred Stock upon liquidation, dissolution or winding up.

ARTICLE II

Dividends

2.1

Holders of Series A Preferred Stock shall be entitled to receive dividends if, when and in such amounts as are declared by the Company’s Board of Directors from time to time, provided that Holders shall not be entitled to any specified dividends and, unless declared by the Company, no dividends shall accrue.

ARTICLE III

Voting Rights

3.1

Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.  However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of more than 75% of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the absolute or relative powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its, or their, Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (d) increase the authorized number of shares of Preferred Stock, (e) sell all or substantially all of its, or their, assets, (f) merge with or into another company, in the event that the Company will not be the surviving entity or (g) enter into any agreement with respect to the foregoing.

ARTICLE IV

Liquidation

4.1

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company legally available therefor, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Liquidation Value before any distribution or payment shall be made to the Holders of any Junior Securities.  If the assets of the Company shall be insufficient to pay in full all amounts due to the Holders then the entire assets to be distributed to the Holders and the Holders of all securities ranking pari passu to the Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company or the consummation by the Company of a transaction or series of related transactions in which more than 40% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Article VII.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

ARTICLE V

Conversion

5.1

Right of Holders to Convert Preferred Stock into Common Stock.

(a)

Conversion Price.  Subject to and upon compliance with the provisions of this Section 5.1, each share of Preferred Stock at a price per share equal to the purchase price as set forth in the Purchase Agreement plus any and all accrued but unpaid dividends thereon may, at any time at or before the close of business on May 31, 2022 be converted into duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock at a conversion price of $2.00 per share to be adjusted as set forth in Article VII, and subject to the provisions of this Article V (the “Conversion Price”).

(b)

Notice of Conversion.  If an adjustment in the Conversion Price and, if applicable, a change in the securities or other property issuable upon conversion has taken place pursuant to Articles V or VII, then the conversion described in Section 5.1(a) shall be at the applicable Conversion Price and in such securities or other property as so adjusted.  The Purchaser desiring to make a conversion shall deliver to the Company, during usual business hours of the Company’s office, or, at the Purchaser’s option, to the Company’s transfer agent during its usual business hours (with a copy to the Company), a written notice of election to convert, as provided in the form attached hereto as Exhibit A (a “Notice of Conversion”), accompanied, if required, by the stock certificate(s) evidencing the shares of Preferred Stock which are to be converted.

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5.2

Issuance of Shares Upon Conversion.

(a)

As promptly as practicable, but in any event no later than five (5) Trading Days after delivery of a Notice of Conversion and, if required, the surrender, as herein provided, of any certificates for shares of Preferred Stock for conversion, the Company shall deliver or cause to be delivered to the Holder of the Preferred Stock delivering such Notice of Conversion, or such Holder’s designee, a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock, into which such shares of Preferred Stock may be converted in accordance with the provisions of this Article V.  Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the Company, as long as, if required, the Preferred Stock being converted are promptly delivered to the Company and the rights of the Holder of such Preferred Stock as a Holder (subject to the Company’s satisfaction of its obligations hereunder with respect to such conversion) shall cease at such time with respect to the shares of Preferred Stock that such Holder would have held had the shares of Preferred Stock converted into Underlying Shares not been so converted (the “Converted Preferred Stock”), the Person or Persons entitled to receive the shares of Common Stock, upon conversion of such Preferred Stock, shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time (the “Conversion Date”).  Subject to paragraph 5.2(b), if any certificated shares of Preferred Stock are converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, as requested by such Holder, a new Preferred Stock certificate for the number of shares of Preferred Stock equal to the unconverted portion of such Preferred Stock certificate.

(b)

Notwithstanding anything to the contrary set forth herein, upon conversion of shares of Preferred Stock in accordance with the terms hereof, the Holder shall not be required to physically surrender its certificate of Preferred Stock to the Company unless the entire amount of shares of Preferred Stock is so converted.  The Holder and the Company shall maintain records showing the number of shares of Preferred Stock already converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Preferred Stock certificate(s) upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of shares of a Preferred Stock certificate is converted, the Holder may not transfer the Preferred Stock certificate unless the Holder first physically surrenders the certificate to the Company, whereupon the Company shall promptly issue and deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing the number of remaining unconverted shares of Preferred Stock.  The Holder and any assignee, by acceptance of the Preferred Stock, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of a Preferred Stock certificate, the unpaid and unconverted shares of such Preferred Stock certificate may be less than the amount stated on the face thereof.

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(c)

In lieu of delivering physical certificates representing the Conversion Shares, provided the Company’s transfer agent is participating in the Depositary Trust Company Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and in compliance with the provisions of Sections 5.1 and 5.2, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Preferred Stock to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.  The time period for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

5.3

Mandatory Redemption on May 31, 2022.

(a)

All outstanding and unconverted shares of Series A Preferred Stock on May 31, 2022 shall be redeemed by the Company pursuant to this Section 5.3 from funds or shares of Common Stock legally available therefor at a price per share equal to the purchase price as set forth in the Purchase Agreement.  Thereafter, all shares of Series A Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated preferred stock.  The Company, at its option, shall pay the redemption price either in cash or in shares of Common Stock valued at the Average Price on May 31, 2002.

(b)

If any portion of the applicable redemption price under Section 5.3(a) shall not be paid by the Company within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty).

ARTICLE VI

Registration Requirements

6.1

Reservation of Shares.  The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Preferred Stock as herein provided, such number of shares of the Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock into Common Stock (the “Reserved Amount”).  The Company covenants that all shares of the Common Stock issued upon conversion of the Preferred Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.

ARTICLE VII

Adjustment of Conversion Price

7.1

Adjustment of Conversion Price.  In addition to any adjustment to the Conversion Price provided elsewhere in this Certificate of Designation, the Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

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(a)

Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits.  If the Company, at any time while the Preferred Stock is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of Capital Stock of the Company, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 7.1(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)

Rounding.  All calculations under Section 7.1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(c)

Notice of Adjustment.  Whenever the Conversion Price is adjusted pursuant to paragraph 7.1(a), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

7.2

Officer’s Certificate.  Whenever the number of shares purchasable upon conversion shall be adjusted as required by the provisions of Section 7.1, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment.  Each such officer’s certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company.  Each such officer’s certificate shall be made available at all reasonable times for inspection by any holder of the Preferred Stock and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Holders.

7.3

Compliance With Governmental Requirements.  The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

7.4

Fractional Shares.  Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.  If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

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7.5

Payment of Tax Upon Issue or Transfer.  The issuance of certificates for shares of the Common Stock on conversion of the Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.6

Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m.  EST where such notice is to be received), or the first Business Day following such delivery (if received after 8:00 p.m.  EST where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications are (i) if to the Company to International Isotopes Inc., 4137 Commerce Circle, Idaho Falls, Idaho 83401, Telephone:  208-524-5300, Facsimile:  208-524-1411, Attention:  Steve Laflin with copies to Locke Liddell & Sapp, LLP, 100 Congress, Suite 300, Austin, Texas 78731, Attention:  Curtis R. Ashmos, and (ii) if to any Holder to the address set forth on Schedule II to the Purchase Agreement or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.7

Allocations of Reserved Amount.  The Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock issued to each Holder.  Each increase to the Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock held by each Holder at the time of the increase in the Reserved Amount.  In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount.  Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated to the remaining Holders, pro rata, based on the number of shares of Preferred Stock then held by such Holders.

7.8

Nasdaq Limitation.  In no event shall the Company be required to issue shares of Common Stock upon the conversion of Preferred Stock if such issuance would violate the rules of Nasdaq.

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ARTICLE VIII

Optional Redemption

8.1

Optional Redemption.

(a)

The shares of Preferred Stock are redeemable, in whole or in part, at the option of the Company during the following time periods, from time to time, under the following conditions and subject also to the conditions set forth in Section 8.1(b) (the “Optional Redemption”):

(i)

Prior to the first anniversary of the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if the average closing price of the Company’s Common Stock over twenty (20) consecutive Trading Days reaches over 200% of the Conversion Price as at the Original Issue Date;

(ii)

During the period commencing on the first Business Day immediately after the first anniversary of the Original Issue Date and ending on the second anniversary of the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if the average closing price of the Company’s Common Stock over twenty (20) consecutive Trading Days reaches over 175% of the Conversion Price as at the Original Issue Date; and

(iii)

After the second anniversary of the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if the average closing price of the Company’s Common Stock over twenty (20) consecutive Trading Days reaches over 150% of the Conversion Price as at the Original Issue Date.

(b)

Subject to the conditions set forth in Section 8.1(a), so long as (i) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) days prior to the Redemption Notice Date (as defined below) and (ii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Preferred Stock, upon ten (10) Business Days prior written notice to the Holder (a “Redemption Notice”), the full number of outstanding shares of Preferred Stock may be redeemed by the Company, in whole at a price equal to the original purchase price of the Preferred Stock (the “Redemption Price”), together with any declared but unpaid dividends and all liquidated damages and other amounts due in respect thereof up to the Redemption Date (as defined below) (subject to the right of the Holder on the Record Date to receive dividends due on the Dividend Payment Date).

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8.2

Mechanics of Redemption.  The Company shall exercise its right to redeem by delivering its Redemption Notice by facsimile and overnight courier to each Holder (such date that the notice is given, the “Redemption Notice Date”).  Such Redemption Notice shall indicate (A) the Redemption Price, (B) each Holder’s pro rata allocation of such maximum amount, and (C) a confirmation of the date (“Redemption Date”) that the Company shall effect the redemption, which date shall be not less than thirty (30) Business Days and not more than sixty (60) calendar days after the Redemption Notice Date.  Notwithstanding anything in this Section 8.2, the Company shall convert any Preferred Stock pursuant to Article VIII if the Conversion Notice for shares of Preferred Stock submitted for conversion is (i) delivered before the Redemption Date, (ii) for a Conversion Price greater than or equal to the Redemption Price (appropriately adjusted in accordance with the terms hereof) or (iii) in excess of such Holder’s pro rata allocation of the maximum Redemption Price indicated in its Redemption Notice.

8.3

Payment of Redemption Price.  The Company shall pay the applicable Optional Redemption Price to the Holder of the shares of Preferred Stock being redeemed in cash on the Redemption Date.  If the Company shall fail to pay the applicable Redemption Price to such Holder on the Redemption Date, in addition to any remedy such Holder may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until paid in full.

ARTICLE IX

Definitions

9.1

Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Act” means the Securities Act of 1993, as amended.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.

“Authorization Date” has the meaning set forth in Section 6.2.

“Average Price” on any date means (x) the sum of the Per Share Market Value for the five (5) Trading Days immediately preceding such date, divided by (z) five (5).

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“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Section 13(d)(3) of the Exchange Act) of in excess of 40% of the voting securities of the Issuer, (ii) a replacement of more than one-half of the members of the Issuer’s Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Issuer with or into another entity, unless following such transaction, the Holders of the Issuer’s securities continue to hold at least 67% of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Issuer in one or a series of related transactions, or (v) the execution by the Issuer of an agreement to which the Issuer is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

“Closing Date” means the date of the closing of the purchase and sale of the Preferred Stock.

“Commission” means the United States Securities and Exchange Commission, or any successor to such agency.

“Common Stock” means the Company’s common stock, $.01 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Date” has the meaning set forth in Section 5.3(a).

“Conversion Price” has the meaning set forth in Section 5.1.

“Conversion Shares” has the meaning set forth in the Purchase Agreement.

“Converted Preferred Stock” has the meaning set forth in Section 5.3(a).

“DTC” means the Depositary Trust Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or other similar terms means the registered holder of any share of Preferred Stock.

“Issuance Date” means the date of first issue of any shares of Preferred Stock.

“Junior Securities” means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to Preferred Stock.

“Liquidation Value” has the meaning set forth in Section 1.1.

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“Nasdaq” means the Nasdaq Smallcap Market.

“Notice of Conversion” has the meaning set forth in Section 5.1(b).

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means (i) on any particular date the closing bid price per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc., or any successor reporting service) on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or (ii) if the Common Stock is not listed then on Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Debenture; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, among the Company and the original Holders of the Preferred Stock.

“Redemption Date” has the meaning set forth in Section 8.2.

“Redemption Notice” has the meaning set forth in Section 8.1(b).  “Redemption Notice Date” has the meaning set forth in Section 8.2.  “Redemption Price” has the meaning set forth in Section 8.1(b).

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement,

“Reserved Amount” has the meaning set forth in Section 6.1.

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“Stock Option Plan” means any contract, plan or agreement which has been approved by the Board of Directors of the Issuer, pursuant to which the Issuer’s securities may be issued to any employee, officer, director or consultant.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsequent Market” means the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

“Trading Day” means (a) a day on which the Common Stock is traded on Nasdaq or, if the Common Stock is not then designated on Nasdaq, on such Subsequent Market on which the Common Stock is then listed or quoted or (b) if the Common Stock is not listed on Nasdaq or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter Market, as reported by the OTC Bulletin Board, or (c) if the Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions or reporting prices) provided, however that in any event that the Common Stock is not listed or quoted as set forth in (a), (b), or (c) hereof, then a Trading Day shall mean any Business Day.

“Underlying Shares” means the number of shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof and the Purchase Agreement.

“Warrant” or “Warrants” has the meaning set forth in the Purchase Agreement.

ARTICLE X

Miscellaneous

10.1

Modification of Certificate of Designation.  This Certificate of Designation may be modified without prior notice to any Holder upon the written consent of the Company and the Holders of more than 75% of the shares of Preferred Stock then outstanding.  The Holders of more than 75% of the shares of Preferred Stock then outstanding may waive compliance by the Company with any provision of this Certificate of Designation without prior notice to any Holder.  However, without the consent of each Holder affected, an amendment, supplement or waiver may not (1) reduce the number of shares of Preferred Stock whose Holders must consent to an amendment, supplement or waiver, or (2) make any shares of Preferred Stock payable in money or property other than as stated in the Certificate of Designation.

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10.2

Miscellaneous.  This Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, except for matters of corporate law, which shall be governed by the laws of the State of Texas.  Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Certificate of Designation, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.  The Holder of Preferred Stock by acceptance of a share of Preferred Stock agrees to be bound by the provisions of this Certificate of Designation which are expressly binding on such Holder.

10.3

Preferred Stock Owned by Company Deemed Not Outstanding.  In determining whether the holders of the requisite number of shares of Preferred Stock have concurred in any direction, consent or waiver under this Certificate of Designation, shares of Preferred Stock which are owned by the Company or any other obligor on the Preferred Stock or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Preferred Stock shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any shares of Preferred Stock owned by the Purchasers shall be deemed outstanding for purposes of making such a determination.  Shares of Preferred Stock so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee’s right so to act with respect to such shares of Preferred Stock and that the pledgee is not the Company or any other obligor upon the Preferred Stock or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Preferred Stock.

10.4

Notice to Holders Prior to Taking Certain Types of Action.  In case:

(a)

the Company shall authorize the issuance, at any time from and after the Original Issue Date, to all holders of any class or series of its Capital Stock, of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

(b)

the Company shall authorize, at any time from and after the Original Issue Date, the distribution to all holders of any class or series of its Capital Stock, of evidences of its indebtedness or assets;

(c)

the Company shall declare a dividend (or other distribution) on its Common Stock or the Company shall declare a special nonrecurring dividend on or a redemption of its Common Stock;

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(d)

of any subdivision, combination or reclassification of any class or series of Capital Stock of the Company at any time from and after the Original Issue Date or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(e)

of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the registration books of the Company, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of record of such class or series of Capital Stock are to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of such class or series of Capital Stock record shall be entitled to exchange their stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

The failure to give the notice required by this Section 10.4 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

10.5

Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.6

References.  References to Sections and Articles are to Sections and Articles of this Certificate of Designation, unless otherwise expressly provided.

10.7

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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10.8

Lost or Stolen Certificates.  Upon receipt by the Company of evidence reasonably satisfactory to the Company (including any bond the Company’s transfer agent requires the Holders to post) of the loss, theft, destruction or mutilation of any stock certificates representing Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such Series A Preferred Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Stock into Common Stock.

10.9

Remedies Characterized; Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation.  The Company covenants to each Holder of Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein.  The Company further covenants that it will not take any action which might materially and adversely affect the rights of the Holders of Preferred Stock.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Stock and that the remedy at law in the event of any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.10

Specific Shall Not Limit General; Construction.  No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.  This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Purchasers (as defined in this Purchase Agreement) and shall not be construed against any person as the drafter hereof.

10.11

Failure or Indulgence Not Waiver.  No failure or delay on the part of a Holder of Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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10.12

Payment of Tax Upon Issue of Transfer.  The issuance of certificates for shares of the Common Stock upon conversion of the Preferred Shares shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in

order to convert shares of Series A

Convertible Redeemable Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) indicated below, into shares of common stock, par value $.01 per share (the “Common Stock”), of International Isotopes Inc.  (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

___________________________________________

Date to effect conversion

___________________________________________

Number of shares of Series A Preferred Stock to be converted

___________________________________________

Number of shares of Common Stock to be issued

___________________________________________

Applicable Conversion Price

___________________________________________

Signature

___________________________________________

Name

___________________________________________

Address

EXHIBIT B

ARTICLE I

Designation, Amount, Par Value, Liquidation Value And Rank

1.1

The series of preferred stock shall be designated as Series B Convertible Redeemable Preferred Stock, (“Series B Preferred Stock” or “Preferred Stock”), and the number of shares so designated shall be up to 14,300 (which shall not be subject to increase without the consent of each of the holders of the Series B Preferred Stock (“Holders”)).  Each share of Preferred Stock, $.01 par value per share, shall have a liquidation value of $1,000 per share (the “Liquidation Value”).

1.2

The Series B Preferred Stock shall rank pari passu with the Series A Preferred Stock and senior to all Junior Securities upon liquidation, dissolution or winding up.  No class of equity securities of the Company shall be senior to the Series B Preferred Stock upon liquidation, dissolution or winding up.

ARTICLE II

Dividends

2.1

Series B Preferred Stock shall be entitled to receive dividends if, when and in such amounts as are declared by the Company’s Board of Directors from time to time, provided that Holders shall not be entitled to any specified dividends and, unless declared by the Company, no dividends shall accrue.  Previous dividends shall cease to accrue as of December 1, 2001.

ARTICLE III

Voting Rights

3.1

Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.  However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of more than 75% of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the absolute or relative powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its, or their, Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (d) increase the authorized number of shares of Preferred Stock, (e) sell all or substantially all of its, or their, assets, (f) merge with or into another company, in the event that the Company will not be the surviving entity or (g) enter into any agreement with respect to the foregoing.

ARTICLE IV

Liquidation

4.1

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company legally available therefor, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Liquidation Value, before any distribution or payment shall be made to the Holders of any Junior Securities.  If the assets of the Company shall be insufficient to pay in full all amounts due to the Holders then the entire assets to be distributed to the Holders and the Holders of all securities ranking pari passu to the Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company or the consummation by the Company of a transaction or series of related transactions in which more than 40% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Article VII.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

ARTICLE V

Conversion

5.1

Right of Holders to Convert Preferred Stock into Common Stock.

(a)

Conversion Price.  Subject to and upon compliance with the provisions of this Section 5.1, each share of Preferred Stock at a price per share equal to the Original Purchase Price as set forth in the Purchase Agreement may, at any time at or before the close of business of the date the Company pays the full redemption price therefor under Section 5.4(a), be converted into duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock at a conversion price of $2.00 per share, subject to the provisions of this Article V (the “Conversion Price”).

(b)

Notice of Conversion.  If an adjustment in the Conversion Price and, if applicable, a change in the securities or other property issuable upon conversion has taken place pursuant to Articles V or VII, then the conversion described in Section 5.1(a) shall be at the applicable Conversion Price and in such securities or other property as so adjusted.  The Purchaser desiring to make a conversion shall deliver to the Company, or, at the Purchaser’s option, to the Company’s transfer agent (with a copy to the Company), a written notice of election to convert, as provided in the form attached hereto as Exhibit A (a “Notice of Conversion”), accompanied, if required, by the stock certificate(s) evidencing the shares of Preferred Stock which are to be converted.

5.2

Issuance of Shares Upon Conversion.

(a)

As promptly as practicable, but in any event no later than five (5) Trading Days after delivery of a Notice of Conversion and, if required, the surrender, as herein provided, of any certificates for shares of Preferred Stock for conversion, the Company shall deliver or cause to be delivered to the Holder of the Preferred Stock delivering such Notice of Conversion, or such Holder’s designee, a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock, into which such shares of Preferred Stock may be converted in accordance with the provisions of this Article V.  Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the Company under Section 7.7 (the “Conversion Date”), as long as, if required, the Preferred Stock being converted are promptly delivered to the Company and the rights of the Holder of such Preferred Stock as a Holder (subject to the Company’s satisfaction of its obligations hereunder with respect to such conversion) shall cease at such time with respect to the shares of Preferred Stock that such Holder would have held had the shares of Preferred Stock converted into Underlying Shares not been so converted (the “Converted Preferred Stock”), the Person or Persons entitled to receive the shares of Common Stock, upon conversion of such Preferred Stock, shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time.  Subject to paragraph 5.2(b), if any certificated shares of Preferred Stock are converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, as requested by such Holder, a new Preferred Stock certificate for the number of shares of Preferred Stock equal to the unconverted portion of such Preferred Stock certificate.

(b)

Notwithstanding anything to the contrary set forth herein, upon conversion of shares of Preferred Stock in accordance with the terms hereof, the Holder shall not be required to physically surrender its certificate of Preferred Stock to the Company unless the entire amount of shares of Preferred Stock is so converted.  The Holder and the Company shall maintain records showing the number of shares of Preferred Stock already converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Preferred Stock certificate(s) upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of shares of a Preferred Stock certificate is converted, the Holder may not transfer the Preferred Stock certificate unless the Holder first physically surrenders the certificate to the Company, whereupon the Company shall promptly issue and deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing the number of remaining unconverted shares of Preferred Stock.  The Holder and any assignee, by acceptance of the Preferred Stock, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of a Preferred Stock certificate, the unpaid and unconverted shares of such Preferred Stock certificate may be less than the amount stated on the face thereof.

(c)

In lieu of delivering physical certificates representing the Conversion Shares, provided the Company’s transfer agent is participating in the Depositary Trust Company Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and in compliance with the provisions of Sections 5.1 and 5.2, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Preferred Stock to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.  The time period for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

5.3

Mandatory Redemption on May 31, 2022.

(a)

All outstanding and unconverted shares of Series B Preferred Stock on May 31, 2022 shall be redeemed by the Company pursuant to this Section 5.3 from funds or shares of Common Stock legally available therefor at a price per share equal to the purchase price as set forth in the Purchase Agreement.  Thereafter, all shares of Series B Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated preferred stock.  The Company, at its option, shall pay the redemption price either in cash or in shares of Common Stock valued at the Average Price on May 31, 2022.

(b)

If any portion of the applicable redemption price under Section 5.3(a) shall not be paid by the Company within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty).

ARTICLE VI

Registration Requirements

6.1

Reservation of Shares.  The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Preferred Stock as herein provided, such number of shares of the Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock into Common Stock (the “Reserved Amount”).  The Company covenants that all shares of the Common Stock issued upon conversion of the Preferred Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.

ARTICLE VII

Adjustment of Conversion Price

7.1

Adjustment of Conversion Price.  In addition to any adjustment to the Conversion Price provided elsewhere in this Certificate of Designation, the Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a)

Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits.  If the Company, at any time while the Preferred Stock is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of Capital Stock of the Company, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 7.1(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)

Rounding.  All calculations under Section 7.1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(c)

Notice of Adjustment.  Whenever the Conversion Price is adjusted pursuant to paragraphs 7.1(a), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

7.2

Officer’s Certificate.  Whenever the number of shares purchasable upon conversion shall be adjusted as required by the provisions of Section 7.1, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment.  Each such officer’s certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company.  Each such officer’s certificate shall be made available at all reasonable times for inspection by any holder of the Preferred Stock and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Holders.

7.3

Compliance With Governmental Requirements.  The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

7.4

Fractional Shares.  Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.  If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

7.5

Payment of Tax Upon Issue or Transfer.  The issuance of certificates for shares of the Common Stock on conversion of the Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.6

Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back delivered), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered by 8:00 p.m. CST where such notice is to be delivered), or the first Business Day following such delivery (if delivered after 8:00 p.m.  CST where such notice is to be delivered) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications are (i) if to the Company to International Isotopes Inc., 4137 Commerce Circle, Idaho Falls, Idaho 83401, Telephone:  208-524-5300, Facsimile:  208-524-1411, Attention:  Steve Laflin with copies (which are not required for a Conversion Notice to be effective)to Locke Liddell & Sapp, LLP, 100 Congress, Suite 300, Austin, Texas 78731, Attention:  Curtis R. Ashmos, and (ii) if to any Holder to the address set forth on Schedule II to the Purchase Agreement or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.7

Allocations of Reserved Amount.  The Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock issued to each Holder.  Each increase to the Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock held by each Holder at the time of the increase in the Reserved Amount.  In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount.  Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated to the remaining Holders, pro rata, based on the number of shares of Preferred Stock then held by such Holders.

7.8

Nasdaq Limitation.  In no event shall the Company be required to issue shares of Common Stock upon the conversion of Preferred Stock if such issuance would violate the rules of Nasdaq.

ARTICLE VIII

Optional Redemption

8.1

Optional Redemption.

(a)

The shares of Preferred Stock are redeemable, in whole or in part, at the option of the Company during the following time periods, from time to time, under the following conditions and subject also to the conditions set forth in Section 8.1(b) (the “Optional Redemption”):

(i)

Prior to the first anniversary of the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if the average closing price of the Company’s Common Stock over five (5) consecutive Trading Days reaches over 200% of the Conversion Price as at the Original Issue Date;

(ii)

During the period commencing on the first Business Day immediately after the first anniversary of the Original Issue Date and ending on the second anniversary of the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if the average closing price of the Company’s Common Stock over five (5) consecutive Trading Days reaches over 175% of the Conversion Price as at the Original Issue Date; and

(iii)

After the second anniversary of the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if the average closing price of the Company’s Common Stock over five (5) consecutive Trading Days reaches over 150% of the Conversion Price as at the Original Issue Date.

(b)

Subject to the conditions set forth in Section 8.1(a), so long as (i) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) days prior to the Redemption Notice Date (as defined below) and (ii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Preferred Stock, upon ten (10) Business Days prior written notice to the Holder (a “Redemption Notice”), the full number of outstanding shares of Preferred Stock may be redeemed by the Company, in whole at a price equal to the original purchase price of the Preferred Stock (the “Redemption Price”), together with any declared but unpaid dividends and all liquidated damages and other amounts due in respect thereof up to the Redemption Date (as defined below) (subject to the right of the Holder on the Record Date to receive dividends due on the Dividend Payment Date).

8.2

Mechanics of Redemption.  The Company shall exercise its right to redeem by delivering its Redemption Notice by facsimile and overnight courier to each Holder (such date that the notice is given, the “Redemption Notice Date”).  Such Redemption Notice shall indicate (A) the Redemption Price, (B) each Holder’s pro rata allocation of such maximum amount, and (C) a confirmation of the date (“Redemption Date”) that the Company shall effect the redemption, which date shall be not less than thirty (30) Business Days and not more than sixty (60) calendar days after the Redemption Notice Date.  Notwithstanding anything in this Section 8.2, the Company shall convert any Preferred Stock pursuant to Article VIII if the Conversion Notice for shares of Preferred Stock submitted for conversion is (i) delivered before the Redemption Date, (ii) for a Conversion Price greater than or equal to the Redemption Price (appropriately adjusted in accordance with the terms hereof) or (iii) in excess of such Holder’s pro rata allocation of the maximum Redemption Price indicated in its Redemption Notice.

8.3

Payment of Redemption Price.  The Company shall pay the applicable Optional Redemption Price to the Holder of the shares of Preferred Stock being redeemed in cash on the Redemption Date.  If the Company shall fail to pay the applicable Redemption Price to such Holder on the Redemption Date, in addition to any remedy such Holder may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until paid in full.

ARTICLE IX

Definitions

9.1

Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Act” means the Securities Act of 1993, as amended.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing

“Average Price” on any date means (x) the sum of the Per Share Market Value for the five (5) Trading Days immediately preceding such date, divided by (y) five (5).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Section 13(d)(3) of the Exchange Act) of in excess of 40% of the voting securities of the Issuer, (ii) a replacement of more than one-half of the members of the Issuer’s Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Issuer with or into another entity, unless following such transaction, the Holders of the Issuer’s securities continue to hold at least 67% of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Issuer in one or a series of related transactions, or (v) the execution by the Issuer of an agreement to which the Issuer is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

“Closing Date” means the date of the closing of the purchase and sale of the Preferred Stock.

“Commission” means the United States Securities and Exchange Commission, or any successor to such agency.

“Common Stock” means the Company’s common stock, $.01 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Date” has the meaning set forth in Section 5.2(a).

“Conversion Price” has the meaning set forth in Section 5.1.

“Converted Preferred Stock” has the meaning set forth in Section 5.2(a).

“DTC” means the Depositary Trust Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or other similar terms means the registered holder of any share of Preferred Stock.

“Junior Securities” means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to Preferred Stock, but does not include the Series A Preferred Stock, which shall be pari passu with the Preferred Stock.

“Liquidation Value” has the meaning set forth in Section 1.1.

“Nasdaq” means the Nasdaq Smallcap Market.

“Notice of Conversion” has the meaning set forth in Section 5.1(b).

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Original Purchase Price” shall mean the price per share paid for the Preferred Stock on the Closing Date.

“Per Share Market Value” means (i) on any particular date the closing bid price per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc., or any successor reporting service) on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or (ii) if the Common Stock is not listed then on Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holder; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, among the Company and the original Holders of the Preferred Stock.

“Redemption Date” has the meaning set forth in Section 8.2.

“Redemption Notice” has the meaning set forth in Section 8.1(b).

“Redemption Notice Date” has the meaning set forth in Section 8.2.

“Redemption Price” has the meaning set forth in Section 8.1(b).

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Reserved Amount” has the meaning set forth in Section 6.1.

“Series A Preferred Stock” means the Company’s Convertible Redeemable Preferred Stock.

“Stock Option Plan” means any contract, plan or agreement which has been approved by the Board of Directors of the Issuer, pursuant to which the Issuer’s securities may be issued to any employee, officer, director or consultant.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsequent Market” means the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

“Trading Day” means (a) a day on which the Common Stock is traded on Nasdaq or, if the Common Stock is not then designated on Nasdaq, on such Subsequent Market on which the Common Stock is then listed or quoted or (b) if the Common Stock is not listed on Nasdaq or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter Market, as reported by the OTC Bulletin Board, or (c) if the Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions or reporting prices) provided, however that in any event that the Common Stock is not listed or quoted as set forth in (a), (b), or (c) hereof, then a Trading Day shall mean any Business Day.

“Underlying Shares” means the number of shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof and the Purchase Agreement.

“Warrant” or “Warrants” has the meaning set forth in the Purchase Agreement.

ARTICLE X

Miscellaneous

10.1

Modification of Certificate of Designation.  This Certificate of Designation may be modified without prior notice to any Holder upon the written consent of the Company and the Holders of more than 75% of the shares of Preferred Stock then outstanding.  The Holders of more than 75% of the shares of Preferred Stock then outstanding may waive compliance by the Company with any provision of this Certificate of Designation without prior notice to any Holder.  However, without the consent of each Holder affected, an amendment, supplement or waiver may not (1) reduce the number of shares of Preferred Stock whose Holders must consent to an amendment, supplement or waiver, or (2) make any shares of Preferred Stock payable in money or property other than as stated in the Certificate of Designation.

10.2

Miscellaneous.  This Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in Denton, County, Texas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Certificate of Designation, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.  The Holder of Preferred Stock by acceptance of a share of Preferred Stock agrees to be bound by the provisions of this Certificate of Designation which are expressly binding on such Holder.

10.3

Preferred Stock Owned by Company Deemed Not Outstanding.  In determining whether the holders of the requisite number of shares of Preferred Stock have concurred in any direction, consent or waiver under this Certificate of Designation, shares of Preferred Stock which are owned by the Company or any other obligor on the Preferred Stock or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Preferred Stock shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any shares of Preferred Stock owned by the Purchasers shall be deemed outstanding for purposes of making such a determination.  Shares of Preferred Stock so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee’s right so to act with respect to such shares of Preferred Stock and that the pledgee is not the Company or any other obligor upon the Preferred Stock or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Preferred Stock.

10.4

Notice to Holders Prior to Taking Certain Types of Action.  In case:

(a)

the Company shall authorize the issuance, at any time from and after the Original Issue Date, to all holders of any class or series of its Capital Stock, of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

(b)

the Company shall authorize, at any time from and after the Original Issue Date, the distribution to all holders of any class or series of its Capital Stock, of evidences of its indebtedness or assets;

(c)

the Company shall declare a dividend (or other distribution) on its Common Stock or the Company shall declare a special nonrecurring dividend on or a redemption of its Common Stock;

(d)

of any subdivision, combination or reclassification of any class or series of Capital Stock of the Company at any time from and after the Original Issue Date or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(e)

of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the registration books of the Company, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of record of such class or series of Capital Stock are to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of such class or series of Capital Stock record shall be entitled to exchange their stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

The failure to give the notice required by this Section 10.4 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

10.5

Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.6

References.  References to Sections and Articles are to Sections and Articles of this Certificate of Designation, unless otherwise expressly provided.

10.7

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.8

Lost or Stolen Certificates.  Upon receipt by the Company of evidence reasonably satisfactory to the Company (including any bond the Company’s transfer agent requires the Holders to post) of the loss, theft, destruction or mutilation of any stock certificates representing Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such Series B Preferred Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Stock into Common Stock.

10.9

Remedies Characterized; Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation.  The Company covenants to each Holder of Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein.  The Company further covenants that it will not take any action which might materially and adversely affect the rights of the Holders of Preferred Stock.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Stock and that the remedy at law in the event of any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.10

Specific Shall Not Limit General; Construction.  No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.  This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

10.11

Failure or Indulgence Not Waiver.  No failure or delay on the part of a Holder of Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.12

Payment of Tax Upon Issue of Transfer.  The issuance of certificates for shares of the Common Stock upon conversion of the Preferred Shares shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in

order to convert shares of Series B

Convertible Redeemable Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Redeemable Preferred Stock (“Series B Preferred Stock”) indicated below, into shares of common stock, par value $.01 per share (the “Common Stock”), of International Isotopes Inc. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

___________________________________________

Date to effect conversion

___________________________________________

Number of shares of Series B Preferred Stock to be converted

___________________________________________

Number of shares of Common Stock to be issued

___________________________________________

Applicable Conversion Price

___________________________________________

Signature

___________________________________________

Name

___________________________________________

Address